Exhibit II-3

Amendment Report for Extraordinary Report

pursuant to Article 24-5.5 of

the Financial Instruments and Exchange Law of Japan

February 24, 2010

Hitachi, Ltd.

Tokyo, Japan

1	Reason for Filing

On January 14, 2010, Hitachi, Ltd. (“Hitachi”) decided to implement a share exchange, with Hitachi as the wholly owning parent company in share exchange and Hitachi Maxell, Ltd. (“Hitachi Maxell”) as the wholly owned subsidiary in share exchange (the “Share Exchange”), and therefore filed an Extraordinary Report pursuant to Article 24-5, Paragraph 4 of the Financial Instruments and Exchange Law and Article 19, Paragraph 2, Item 6-2 of the Cabinet Office Ordinance Concerning Disclosure of Corporate Affairs, etc.

Consequently, Hitachi decided to conclude a share exchange agreement related to the Share Exchange on February 24, 2010. In addition, some statements in the Report need to be amended. Therefore, Hitachi is filing an Amendment Report for the Extraordinary Report (the “Amendment Report”) pursuant to Article 24-5, Paragraph 5 of the Financial Instruments and Exchange Law.

2	Amended Items

1	Reason for Filing

2	Contents of Report

(3)	Share Exchange method, details of allotment related to the Share Exchange and other details of Share Exchange agreement

(4)	Basis of calculation for the details of the allotment related to the Share Exchange

(5)	Corporate name, head office location, representative, capital, net assets, total assets and businesses of wholly owning parent company in share exchange after the Share Exchange

3	Amended Parts

The amended parts are underlined.

1	Reason for Filing

(Before the Amendment)

On January 14, 2010, Hitachi, Ltd. (“Hitachi”) decided to implement a share exchange, with Hitachi as the wholly owning parent company in share exchange and Hitachi Maxell, Ltd. (“Hitachi Maxell”) as the wholly owned subsidiary in share exchange (the “Share Exchange”), and is therefore filing this Report pursuant to Article 24-5, Paragraph 4 of the Financial Instruments and Exchange Law and Article 19, Paragraph 2, Item 6-2 of the Cabinet Office Ordinance Concerning Disclosure of Corporate Affairs, etc. The Share Exchange agreement has yet to be concluded, and the details of the Share Exchange have yet to be determined, so Amendment Report for Extraordinary Report will be submitted when they are finalized.

(After the Amendment)

On January 14, 2010, Hitachi, Ltd. (“Hitachi”) decided to implement a share exchange, with Hitachi as the wholly owning parent company in share exchange and Hitachi Maxell, Ltd. (“Hitachi Maxell”) as the wholly owned subsidiary in share exchange (the “Share Exchange”), and is therefore filing this Report pursuant to Article 24-5, Paragraph 4 of the Financial Instruments and Exchange Law and Article 19, Paragraph 2, Item 6-2 of the Cabinet Office Ordinance Concerning Disclosure of Corporate Affairs, etc.

2	Contents of Report

(Before the Amendment)

(3)	Share Exchange method, details of allotment related to the Share Exchange and other details of Share Exchange agreement

Under the Share Exchange, Hitachi will be the wholly owning parent company in share exchange and Hitachi Maxell the wholly owned subsidiary in share exchange. The Share Exchange agreement has yet to be concluded, and the details of the Share Exchange have yet to be determined, so Amendment Report of Extraordinary Report will be submitted as when they are finalized.

In addition, both companies plan to implement the Share Exchange without obtaining the approval of a General Meeting of Shareholders, with Hitachi using a simplified share exchange (kani kabushiki kokan) procedure pursuant to Article 796, Paragraph 3 of the Companies Act, and Hitachi Maxell using a summary share exchange (ryakushiki kabushiki kokan) procedure pursuant to Article 784, Paragraph 1 of the Companies Act. The effective date of the Share Exchange is yet to be determined but it will be set by around April 2010 at the latest.

The Share Exchange intends to deliver Hitachi shares as consideration for the Hitachi Maxell shares held by Hitachi Maxell’s shareholders other than Hitachi. The share exchange ratio for the Share Exchange will be finally determined upon consultations between Hitachi and Hitachi Maxell. In determining the consideration, which consists of Hitachi shares; provided, however, that if fractional shares less than one (1) share are to be allotted, sales price equivalent to such fractional shares will be distributed, to be received by the shareholders of Hitachi Maxell through the Share Exchange, Hitachi Maxell shares are expected to be evaluated to be equivalent in value to the purchase price for the Hitachi Maxell shares in the Tender Offer (¥1,740 per share).

(4)	Basis of calculation for the details of the allotment related to the Share Exchange

The details of the allotment related to the Share Exchange have yet to be determined, and will be submitted in Amendment Report of Extraordinary Report when they are finalized.

The share exchange ratio for the Share Exchange will be finally determined upon consultations between Hitachi and Hitachi Maxell. In determining the consideration, which consists of Hitachi shares; provided, however, that if fractional shares less than one (1) share are to be allotted, sales price equivalent to such fractional shares will be distributed, to be received by the shareholders of Hitachi Maxell through the Share Exchange, Hitachi Maxell shares are expected to be evaluated to be equivalent in value to the purchase price for the Hitachi Maxell shares in the Tender Offer (¥1,740 per share).

(5)	Corporate name, head office location, representative, capital, net assets, total assets and businesses of wholly owning parent company in share exchange after the Share Exchange

Corporate Name	Hitachi, Ltd.

Head Office	6-6, Marunouchi 1-chome, Chiyoda-ku, Tokyo

Name and Title of Representative	Takashi Kawamura, Chairman, President and Chief Executive Officer

Paid-in Capital	To be determined

Net Assets	To be determined (Consolidated) To be determined (Non-consolidated)

Total Assets	To be determined (Consolidated) To be determined (Non-consolidated)

Description of Businesses	Development, production, sale and service of products related to Information & Telecommunication Systems and Power & Industrial Systems

(After the Amendment)

(3)	Share Exchange method, details of allotment related to the Share Exchange and other details of Share Exchange agreement

1)	Share exchange method

Based on the share exchange agreement concluded on February 24, 2010, with the effective date of April 1, 2010, Hitachi will deliver to Hitachi Maxell shareholders (other than Hitachi) immediately prior to the time at which it acquires all of the outstanding Hitachi Maxell shares (exclusive of those shares held by Hitachi) under the Share Exchange (the “Record Time”) Hitachi shares equivalent in number to 5.66 multiplied by the total number of Hitachi Maxell shares held by each Hitachi Maxell shareholder in exchange for those shares of Hitachi Maxell. Hitachi will thus acquire all of the issued shares of Hitachi Maxell. This will make Hitachi Maxell a wholly owned subsidiary of Hitachi.

In addition, both companies plan to implement the Share Exchange without obtaining the approval of a General Meeting of Shareholders, with Hitachi using a simplified share exchange (kani kabushiki kokan) procedure pursuant to Article 796, Paragraph 3 of the Companies Act, and Hitachi Maxell using a summary share exchange (ryakushiki kabushiki kokan) procedure pursuant to Article 784, Paragraph 1 of the Companies Act.

2)	Details of allotment related to the Share Exchange

5.66 shares of Hitachi will be allotted and delivered for each share of Hitachi Maxell. However, no allotment of shares will be made under the Share Exchange for Hitachi Maxell shares held by Hitachi (90,553,354 shares as of the date of this filing).

If the number of Hitachi shares to be delivered through the Share Exchange includes a fraction of less than one (1) share, Hitachi will sell the number of shares equivalent to the sum of all such fractions (fractions of the aggregate number to be rounded down) and will deliver the proceeds of that sale to those Hitachi Maxell shareholders who are to receive such fractions in proportion to the fractions attributed to them pursuant to Article 234 of the Companies Act and other applicable laws and regulations.

Furthermore, Hitachi Maxell’s Board of Directors, at a meeting to be held by the day before the effective date of the Share Exchange, will resolve to cancel all of the treasury stock (including that acquired as a result of an application for purchase exercised by dissenting shareholders as per Article 785, Paragraph 1 of the Companies Act regarding the Share Exchange) by the Record Time.

In addition, the Hitachi shares to be delivered are scheduled to be shares of treasury stock held. However, there is the possibility that a portion of these shares will be newly issued, depending on the number of Hitachi Maxell’s treasury stock to be cancelled by the Record Time as well as the number of shares to be delivered under Hitachi’s share exchange with Hitachi Plant Technologies, Ltd. to be conducted on the effective date of April 1, 2010.

3)	Other details of the Share Exchange agreement

Details of the Share Exchange agreement concluded between Hitachi and Hitachi Maxell on February 24, 2010, are as follows.

Share Exchange Agreement

This Share Exchange Agreement (this “Agreement”) is made and entered into between Hitachi, Ltd. (“Hitachi”) and Hitachi Maxell, Ltd. (“Hitachi Maxell”) as follows.

Article 1 (Share Exchange)

Hitachi Maxell shall conduct the share exchange with Hitachi as the wholly owning parent company of Hitachi Maxell and Hitachi Maxell as the wholly owned subsidiary of Hitachi (the “Share Exchange”) and Hitachi shall acquire all of the issued shares of Hitachi Maxell (exclusive of the shares of Hitachi Maxell held by Hitachi) through the Share Exchange in accordance with the provisions of this Agreement.

Article 2 (Corporate Names and Addresses of Wholly Owning Parent Company in Share Exchange and Wholly Owned Subsidiary in Share Exchange)

The corporate names and addresses of Hitachi and Hitachi Maxell shall be as follows.

(1) Hitachi (wholly owning parent company in share exchange)

Corporate name:     Hitachi, Ltd.

Address:                  6-6, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(2) Hitachi Maxell (wholly owned subsidiary in share exchange)

Corporate name:     Hitachi Maxell, Ltd.

Address:                  1-88, Ushitora 1-chome, Ibaraki-shi, Osaka

Article 3 (Shares Delivered upon Share Exchange and Allocation thereof)

1.	The total number of shares of common stock of Hitachi to be delivered by Hitachi to each shareholder of Hitachi Maxell (other than Hitachi) upon the Share Exchange in exchange for the common stock of Hitachi Maxell held by the relevant shareholder shall be calculated as follows.

The number is calculated by multiplying X by 5.66; where X is the total number of shares of common stock issued by Hitachi Maxell immediately prior to the time at which Hitachi acquires all of the issued shares of Hitachi Maxell (exclusive of the shares of Hitachi Maxell held by Hitachi) under the Share Exchange (the “Record Time”).

2.	Hitachi shall allocate the shares of common stock of Hitachi to each shareholder of Hitachi Maxell as of the Record Time (other than Hitachi) upon the Share Exchange at the following ratio.

5.66 shares of common stock of Hitachi shall be allocated to each shareholder of Hitachi Maxell (other than Hitachi) per share of common stock of Hitachi Maxell held by the relevant shareholder.

3.	If there is any fraction of less than one (1) share when calculating the number of shares of common stock of Hitachi that should be allocated and delivered to each shareholder of Hitachi Maxell in accordance with the preceding Paragraph, Hitachi shall handle such fractions in accordance with the provisions of Article 234 of the Companies Act.

Article 4 (Matters Concerning Amounts of Capital and Reserve of Wholly Owning Parent Company in Share Exchange)

The amounts of capital and reserve of Hitachi that increase as a result of the Share Exchange shall be as follows.

(1) Amount of paid-in capital                      0 yen

(2) Amount of capital reserve                     Changes in net assets set forth in Article 39,

  Paragraph 1 of the Company Accounting Regulations

(3) Amount of earned surplus reserve         0 yen

Article 5 (Effective Date)

The Share Exchange shall be effective on April 1, 2010 (the “Effective Date”); provided, however, that the Effective Date may be changed upon consultation of and agreement between Hitachi and Hitachi Maxell if it is deemed necessary in order to proceed with the Share Exchange or for other reasons.

Article 6 (General Meeting of Shareholders Approving Share Exchange Agreement)

1.	Hitachi shall, in accordance with the provisions of the main clause of Article 796, Paragraph 3 of the Companies Act, conduct the Share Exchange without obtaining approval for this Agreement by resolution at a General Meeting of Shareholders set forth in Article 795, Paragraph 1 of the Companies Act; provided, however, that if it becomes necessary to obtain approval for the Share Exchange at the General Meeting of Shareholders of Hitachi in accordance with the provisions of Article 796, Paragraph 4 of the Companies Act, Hitachi shall convene an Extraordinary General Meeting of Shareholders by the date immediately prior to the Effective Date and seek approval for this Agreement and resolution on matters required for the Share Exchange.

2.	Hitachi Maxell shall, in accordance with the provisions of Article 784, Paragraph 1 of the Companies Act, conduct the Share Exchange without obtaining approval of a General Meeting of Shareholders set forth in Article 783, Paragraph 1 of the Companies Act for this Agreement.

Article 7 (Management of Company Property)

1.	Hitachi and Hitachi Maxell shall perform their respective duties and manage and operate the relevant company property with the duty of care of a good administrator during the period after the execution of this Agreement until the Effective Date and if either party intends to conduct any act that materially affects its property, rights or obligations, the party shall conduct such act upon prior consultation of and agreement between Hitachi and Hitachi Maxell.

2.	Notwithstanding the preceding Paragraph, Hitachi Maxell shall cancel its treasury stock by the Record Time in accordance with the laws and regulations.

3.	Notwithstanding Paragraph 1, Hitachi shall, in accordance with the attached exhibit “Share Exchange Agreement,” acquire all of the issued shares of Hitachi Plant Technologies, Ltd. (exclusive of the shares of Hitachi Plant Technologies, Ltd. held by Hitachi) through the share exchange with Hitachi as the wholly owning parent company and Hitachi Plant Technologies, Ltd. as the wholly owned subsidiary which becomes effective on April 1, 2010.

Article 8 (Change in Share Exchange Conditions and Suspension of Share Exchange)

If, during the period after the execution of this Agreement until the Effective Date, any material change occurs to the status of property or management of Hitachi or Hitachi Maxell due to force majeure or for other reasons, any event that materially interferes with the conduct of the Share Exchange occurs or is found, or there are other significant difficulties in accomplishing the purpose of this Agreement, Hitachi and Hitachi Maxell may change the terms or conditions of this Agreement or suspend the Share Exchange.

Article 9 (Effect of this Agreement)

If approval for this Agreement and resolution on matters required by the Share Exchange cannot be obtained at the Extraordinary General Meeting of Shareholders of Hitachi set forth in the proviso of Article 6, Paragraph 1 (this shall apply only if it becomes necessary to obtain approval for the Share Exchange at the General Meeting of Shareholders of Hitachi in accordance with the provisions of Article 796, Paragraph 4 of the Companies Act), or approval from the relevant government agency set forth in laws or regulations which is required for the Share Exchange cannot be obtained by the date immediately prior to the Effective Date, this Agreement shall cease to be effective.

Article 10 (Consultation)

In addition to those matters provided for in this Agreement, any matters that are not provided for in this Agreement and others which may be required for the Share Exchange shall be determined upon separate consultation between Hitachi and Hitachi Maxell in accordance with the purport of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and sealed in duplicate, and each party shall retain one copy.

February 24, 2010

Hitachi:                6-6, Marunouchi 1-chome, Chiyoda-ku, Tokyo

                             Hitachi, Ltd.

                             Takashi Kawamura, President and Chief Executive Officer

Hitachi Maxell:   1-88, Ushitora 1-chome, Ibaraki-shi, Osaka

             Hitachi Maxell, Ltd.

             Yoshito Tsunoda, President and Chief Executive Officer

(Exhibit)

Share Exchange Agreement

This Share Exchange Agreement (this “Agreement”) is made and entered into between Hitachi, Ltd. (“Hitachi”) and Hitachi Plant Technologies, Ltd. (“Hitachi Plant Technologies”) as follows.

Article 1 (Share Exchange)

Hitachi Plant Technologies shall conduct the share exchange with Hitachi as the wholly owning parent company of Hitachi Plant Technologies and Hitachi Plant Technologies as the wholly owned subsidiary of Hitachi (the “Share Exchange”) and Hitachi shall acquire all of the issued shares of Hitachi Plant Technologies (exclusive of the shares of Hitachi Plant Technologies held by Hitachi) through the Share Exchange in accordance with the provisions of this Agreement.

Article 2 (Corporate Names and Addresses of Wholly Owning Parent Company in Share Exchange and Wholly Owned Subsidiary in Share Exchange)

The corporate names and addresses of Hitachi and Hitachi Plant Technologies shall be as follows.

(1) Hitachi (wholly owning parent company in share exchange)

Corporate name:    Hitachi, Ltd.

Address:                 6-6, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(2) Hitachi Plant Technologies (wholly owned subsidiary in share exchange)

Corporate name:    Hitachi Plant Technologies, Ltd.

Address:                 5-2, Higashi-Ikebukuro 4-chome, Toshima-ku, Tokyo

Article 3 (Shares Delivered upon Share Exchange and Allocation thereof)

1.	The total number of shares of common stock of Hitachi to be delivered by Hitachi to each shareholder of Hitachi Plant Technologies (other than Hitachi) upon the Share Exchange in exchange for the common stock of Hitachi Plant Technologies held by the relevant shareholder shall be calculated as follows.

The number is calculated by multiplying X by 1.986; where X is the total number of shares of common stock issued by Hitachi Plant Technologies immediately prior to the time at which Hitachi acquires all of the issued shares of Hitachi Plant Technologies (exclusive of the shares of Hitachi Plant Technologies held by Hitachi) under the Share Exchange (the “Record Time”).

2.	Hitachi shall allocate the shares of common stock of Hitachi to each shareholder of Hitachi Plant Technologies as of the Record Time (other than Hitachi) upon the Share Exchange at the following ratio.

1.986 shares of common stock of Hitachi shall be allocated to each shareholder of Hitachi Plant Technologies (other than Hitachi) per share of common stock of Hitachi Plant Technologies held by the relevant shareholder.

3.	If there is any fraction of less than one (1) share when calculating the number of shares of common stock of Hitachi that should be allocated and delivered to each shareholder of Hitachi Plant Technologies in accordance with the preceding Paragraph, Hitachi shall handle such fractions in accordance with the provisions of Article 234 of the Companies Act.

Article 4 (Matters Concerning Amounts of Capital and Reserve of Wholly Owning Parent Company in Share Exchange)

The amounts of capital and reserve of Hitachi that increase as a result of the Share Exchange shall be as follows.

(1) Amount of paid-in capital                   0 yen

(2) Amount of capital reserve                   Changes in net assets set forth in Article 39,

                                                Paragraph 1 of the Company Accounting Regulations

(3) Amount of earned surplus reserve      0 yen

Article 5 (Effective Date)

The Share Exchange shall be effective on April 1, 2010 (the “Effective Date”); provided, however, that the Effective Date may be changed upon consultation of and agreement between Hitachi and Hitachi Plant Technologies if it is deemed necessary in order to proceed with the Share Exchange or for other reasons.

Article 6 (General Meeting of Shareholders Approving Share Exchange Agreement)

1.	Hitachi shall, in accordance with the provisions of the main clause of Article 796, Paragraph 3 of the Companies Act, conduct the Share Exchange without obtaining approval for this Agreement by resolution at a General Meeting of Shareholders set forth in Article 795, Paragraph 1 of the Companies Act; provided, however, that if it becomes necessary to obtain approval for the Share Exchange at the General Meeting of Shareholders of Hitachi in accordance with the provisions of Article 796, Paragraph 4 of the Companies Act, Hitachi shall convene an Extraordinary General Meeting of Shareholders by the date immediately prior to the Effective Date and seek approval for this Agreement and resolution on matters required for the Share Exchange.

2.	Hitachi Plant Technologies shall, in accordance with the provisions of Article 784, Paragraph 1 of the Companies Act, conduct the Share Exchange without obtaining approval of a General Meeting of Shareholders set forth in Article 783, Paragraph 1 of the Companies Act for this Agreement.

Article 7 (Management of Company Property)

1.	Hitachi and Hitachi Plant Technologies shall perform their respective duties and manage and operate the relevant company property with the duty of care of a good administrator during the period after the execution of this Agreement until the Effective Date and if either party intends to conduct any act that materially affects its property, rights or obligations (except for the treatment of stock acquisition rights of Hitachi Plant Technologies set forth in Article 8), the party shall conduct such act upon prior consultation of and agreement between Hitachi and Hitachi Plant Technologies.

2.	Notwithstanding the preceding Paragraph, Hitachi Plant Technologies shall cancel its treasury stock by the Record Time in accordance with the laws and regulations.

3.	Notwithstanding Paragraph 1, Hitachi shall, in accordance with the attached exhibit “Share Exchange Agreement,” acquire all of the issued shares of Hitachi Maxell, Ltd. (exclusive of the shares of Hitachi Maxell, Ltd. held by Hitachi) through the share exchange with Hitachi as the wholly owning parent company and Hitachi Maxell, Ltd. as the wholly owned subsidiary which becomes effective on April 1, 2010.

Article 8 (Treatment of Stock Acquisition Rights of Hitachi Plant Technologies)

Hitachi Plant Technologies shall extinguish or cancel all of the stock acquisition rights issued by Hitachi Plant Technologies after acquiring them gratis by the date immediately prior to the Effective Date and follow the necessary procedures under laws, regulations or agreement.

Article 9 (Change in Share Exchange Conditions and Suspension of Share Exchange)

If, during the period after the execution of this Agreement until the Effective Date, any material change occurs to the status of property or management of Hitachi or Hitachi Plant Technologies due to force majeure or for other reasons, any event that materially interferes with the conduct of the Share Exchange occurs or is found, or there are other significant difficulties in accomplishing the purpose of this Agreement, Hitachi and Hitachi Plant Technologies may change the terms or conditions of this Agreement or suspend the Share Exchange.

Article 10 (Effect of this Agreement)

If approval for this Agreement and resolution on matters required by the Share Exchange cannot be obtained at the Extraordinary General Meeting of Shareholders of Hitachi set forth in the proviso of Article 6, Paragraph 1 (this shall apply only if it becomes necessary to obtain approval for the Share Exchange at the General Meeting of Shareholders of Hitachi in accordance with the provisions of Article 796, Paragraph 4 of the Companies Act), or approval from the relevant government agency set forth in laws or regulations which is required for the Share Exchange cannot be obtained by the date immediately prior to the Effective Date, this Agreement shall cease to be effective.

Article 11 (Consultation)

In addition to those matters provided for in this Agreement, any matters that are not provided for in this Agreement and others which may be required for the Share Exchange shall be determined upon separate consultation between Hitachi and Hitachi Plant Technologies in accordance with the purport of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and sealed in duplicate, and each party shall retain one copy.

February 24, 2010

Hitachi:                                         6-6, Marunouchi 1-chome, Chiyoda-ku, Tokyo

                                     Hitachi, Ltd.

                                     Takashi Kawamura, President and Chief Executive Officer

Hitachi Plant Technologies:        5-2, Higashi-Ikebukuro 4-chome, Toshima-ku, Tokyo

                                     Hitachi Plant Technologies, Ltd.

                                     Masaharu Sumikawa, President and Chief Executive Officer

(4)	Basis of calculation for the details of the allotment related to the Share Exchange

1)    Basis of calculation

In order to ensure fairness and adequacy in determining the share exchange ratio for the Share Exchange (the “Share Exchange Ratio”), each company individually requested a third-party appraiser independent of Hitachi and Hitachi Maxell to calculate the share exchange ratio. Hitachi designated Nomura Securities Co., Ltd., as its third-party appraiser and Hitachi Maxell designated Nikko Cordial Securities Inc., as its third-party appraiser.

Nomura Securities analyzed the Tender Offer conducted prior to the Share Exchange, as well as its terms and conditions and its results, etc., and for Hitachi, in light of the fact that Hitachi shares are listed on the financial instrument exchanges and that market values are available, made a calculation using the average market share price method (in view of various terms and conditions, based on the closing price on the First Section of the Tokyo Stock Exchange on the record date of February 22, 2010, and the average closing prices for each trading day during the most recent one-week period, from February 16 to February 22, 2010, the most recent one-month period, from January 25 to February 22, 2010, and the period from December 8, 2009, the business day immediately following the issuing of Hitachi’s December 7, 2009, news release titled, “Determination of Offer Price and Selling Price for Issuance and Sale of Shares and Conversion Price and Other Conditions for Issuance of Convertible Bond Type Bonds with Stock Acquisition Rights,” to February 22, 2010).

For Hitachi Maxell, in light of the fact that Hitachi Maxell shares are listed on the financial instrument exchanges and that market values are available, Nomura Securities made a calculation using the average market share price method (in view of various terms and conditions, based on the closing price on the First Section of the Tokyo Stock Exchange on the record date of February 22, 2010, and the average closing prices for each trading day during the most recent one-week period, from February 16 to February 22, 2010, the most recent one-month period, from January 25 to February 22, 2010, and the period from December 8, 2009, the business day immediately following the issuing of Hitachi’s December 7, 2009, news release titled, “Determination of Offer Price and Selling Price for Issuance and Sale of Shares and Conversion Price and Other Conditions for Issuance of Convertible Bond Type Bonds with Stock Acquisition Rights,” to February 22, 2010). In addition, given the existence of multiple similar listed companies that are comparable to Hitachi Maxell, Nomura Securities made a calculation using the comparable company analysis method, since it is possible to analogize the equity value by this method. Nomura Securities also made a calculation using the discounted cash flow method (the “DCF” method) to reflect the value of Hitachi Maxell’s future business activities.

These calculations resulted in the following ranges of share exchange ratios per Hitachi share.

Methods used	Calculation results of share exchange ratio
Average market share price method	5.66 — 5.93
Comparable company analysis method	4.65 — 4.82
DCF method	5.29 — 6.37

On the other hand, Nikko Cordial Securities analyzed the Tender Offer conducted prior to the Share Exchange, as well as its terms and conditions and its results, etc., and for Hitachi Maxell, in light of the fact that Hitachi Maxell shares are listed on the financial instrument exchanges, and that market values are available, made a calculation using the average market share price method (in view of various terms and conditions, with the record date of February 22, 2010, based on the average closing prices on the First Section of the Tokyo Stock Exchange for each trading day during the most recent one-month period, from January 25 to February 22, 2010 and the most recent three-month period, from November 24, 2009 to February 22, 2010). In addition, given the existence of multiple similar listed companies that are comparable to Hitachi Maxell, Nikko Cordial Securities made a calculation using the comparable company analysis method because it is possible to analogize the equity value by this method. Nikko Cordial Securities also made a calculation using the DCF method to reflect the value of Hitachi Maxell’s future business activities. For Hitachi, in light of the fact that Hitachi shares are listed on the financial instrument exchanges and that market values are available, Nikko Cordial Securities made a calculation using the average market share price method (in view of various terms and conditions, with the record date of February 22, 2010, based on the average closing prices on the First Section of the Tokyo Stock Exchange for each trading day during the period from February 5, 2010, the business day immediately following the issuing of Hitachi’s February 4, 2010, news release titled, “Hitachi Announces Revisions of Consolidated Business Forecasts for Fiscal 2009,” to February 22, 2010, the most recent one-month period, from January 25 to February 22, 2010, the period from December 8, 2009, the business day immediately following the issuing of Hitachi’s December 7, 2009, news release titled, “Determination of Offer Price and Selling Price for Issuance and Sale of Shares and Conversion Price and Other Conditions for Issuance of Convertible Bond Type Bonds with Stock Acquisition Rights,” to February 22, 2010 and the most recent three-month period, from November 24, 2009 to February 22, 2010). These calculations resulted in the following ranges of share exchange ratios per Hitachi share.

Methods used	Calculation results of share exchange ratio
Average market share price method	5.52 — 6.21
Comparable company analysis method	3.31 — 5.20
DCF method	4.25 — 6.00

2)    Basis of the valuation

Hitachi and Hitachi Maxell carefully considered the calculation results of the share exchange ratio received from the third-party appraisers. The two companies also studied the terms and conditions and outcome of the Tender Offer as well as the market value level of Hitachi shares and other various factors. Based on these considerations, they conducted numerous negotiations and consultations on the evaluation of Hitachi Maxell shares using the equivalent in value to the Tender Offer Price as a standard as described in the Tender Offer Registration Statement. As a result, Hitachi and Hitachi Maxell have concluded that the Share Exchange Ratio as noted in (3) 2) “Details of allotment related to the Share Exchange” above is adequate and that the ratio will not harm the interests of either company’s shareholders. Therefore, Hitachi and Hitachi Maxell concluded a share exchange agreement to conduct the Share Exchange using the share exchange ratio as noted in (3) 2) “Details of allotment related to the Share Exchange” above following a decision by Hitachi’s President and Chief Executive Officer and a resolution at Hitachi Maxell’s Board of Directors’ meeting.

With the calculation results of the share exchange ratio provided by the aforementioned third-party appraisers, no opinions are being expressed with regard to the fairness of the Share Exchange Ratio.

If any major changes were to emerge in the terms and conditions used as the basis of the calculation, the share exchange ratio may be changed through consultations between the both companies.

3)    Relationship with third-party appraisers

Nomura Securities, Hitachi’s third-party appraiser, and Nikko Cordial Securities, Hitachi Maxell’s third-party appraiser, are independent of both Hitachi and Hitachi Maxell, and neither is a Related Party to Hitachi or Hitachi Maxell. There are no significant conflicts of interest.

(5)	Corporate name, head office location, representative, capital, net assets, total assets and businesses of wholly owning parent company in share exchange after the Share Exchange

Corporate Name	Hitachi, Ltd.

Head Office	6-6, Marunouchi 1-chome, Chiyoda-ku, Tokyo

Name and Title of Representative	Hiroaki Nakanishi, President (Note 1)

Paid-in Capital	¥408,809 million (Note 2)

Net Assets	To be determined (Consolidated) To be determined (Non-consolidated)

Total Assets	To be determined (Consolidated) To be determined (Non-consolidated)

Description of Businesses	Development, production, sale and service of products related to Information & Telecommunication Systems and Power & Industrial Systems

Notes:

1.	Hitachi decided to change President on April 1, 2010, in accordance with a resolution at the Board of Directors’ meeting held on February 4, 2010.

2.	Changes in paid-in capital due to the exercise of stock acquisition rights attached to bonds with stock acquisition rights from February 1, 2010 to the effective date of the Share Exchange have not been considered.